SUPPLEMENT TO AMENDED AND RESTATED
                               SERVICING AGREEMENT


      THIS SUPPLEMENT (the "Supplement") of the Amended and Restated Servicing Agreement, dated as of December 5, 1994, between OMNI FINANCIAL SERVICES OF AMERICA, INC. ("OFSA" or the "Servicer") (as assignee of World Omni Financial Corp.), as servicer, and NATIONAL AUTO FINANCE COMPANY, INC. ("NAFI" or the "Company") (as successor to National Auto Finance Company L.P.), as amended as of October 1, 1995, June 24, 1997 and July 21, 1997 and supplemented as of November 21, 1995, November 13, 1996 and July 12, 1997 (the "Servicing Agreement"), is made as of September 19, 1997 by and between OFSA and NAFI.

                                   RECITALS

      A. NAFI intends to grant a security interest in and pledge and assign the accounts designated in Schedule 1 hereto (as the same may be updated from time to time in accordance with Paragraph 6 hereof) (the "Pledged Accounts") to BankBoston, N.A. in its capacity as agent (the "Agent") for certain lenders party to a Revolving Credit Agreement dated as of September 19, 1997 (the "Credit Agreement") by and among, NAFI, such lenders and the Agent, pursuant to the Security Agreement dated as of September 19, 1997 (the "Security Agreement") by and between NAFI and the Agent.

      B. NAFI and OFSA have agreed to further amend and supplement the Servicing Agreement as set forth below to provide for the servicing of the Pledged Accounts following the pledge and assignment of the Pledged Accounts by NAFI to the Agent.

      C. Capitalized terms used but not defined herein shall have the same meanings ascribed thereto in the Servicing Agreement.

                            STATEMENT OF AGREEMENT

      NOW, THEREFORE, for good and valuable consideration, NAFI and OFSA hereby amend and supplement the Servicing Agreement solely with respect to the Pledged Accounts, as follows:

      1. Section 6 of Article I is hereby deleted and the following inserted in lieu thereof:





DAFS03...:\97\64897\0001\2058\AGR4228U.020

            6. Company Account. The Collection Account designed in the Revolving Credit Agreement into which are deposited amounts received by the Servicer on behalf of the Company. The wiring address for such account is BankBoston, N.A., ABA #011-000-380, Account #560-14019, Account Name: National Auto Finance Company Collection Account.

      2. The second sentence of Section 1 of Article II is hereby deleted and following inserted in lieu thereof: "The Servicer shall service and administered the Accounts by employing procedures (including collection procedures) and a degree of care consistent with prudent industry standards and as are customarily employed by servicers in servicing and administering motor vehicle retail installment sales contracts comparable to the Accounts."

      3. Notwithstanding Section 4 of Article II, Servicer shall, as custodian for the Agent, retain possession of the Loan File for each Pledged Account in accordance with the Custodial Agreement dated as of July 23, 1997 by and between OFSA, as custodian and NAFI; provided, however that this Paragraph 8 of this Amendment shall not be construed to amend or modify the obligation of the Servicer to service or continue to service any Pledged Account, and provided, further, that NAFI will indemnify and hold Servicer harmless against any liability of Servicer for not returning the Loan File with respect to a Pledged Account to NAFI in accordance with such Section 4 of Article II to the extent Servicer retained such Loan File in accordance with its obligations as Custodian.

      4. The fourth sentence of Section 7 of Article II is hereby deleted and the following inserted in lieu thereof: "Servicer shall have no obligation to determine whether the actual motor vehicle title is received in those states which permit the Borrower, rather than the lienholder, to have possession of the actual motor vehicle title."

      5. The first sentence of Section 2 of Article III is hereby deleted and the following inserted in lieu thereof: "Company shall pay monthly on the twenty-first day of each month or, if such date is not a Business Day, the next succeeding Business Day, the Servicing Fees as well as any other expenses or charges due the Servicer pursuant to this Agreement, provided that, to the extent such amounts are not paid by the Company on such twenty-first day (for any reason other than errors of transmission). Servicer may withdraw and apply the amount of such Servicing Fees owed but not paid from the $5,000 reserve account maintained for such purpose."

      6. Article III is hereby amended by adding the following Section after
Section 4: "5. The Company shall provide Servicer with written notice of the pledge of an Account to



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the Agent five calendar days prior to any such pledge, whereupon such Account shall become a Pledged Account."

      7. Section 7 of Article V is hereby deleted in its entirety (solely with respect to the Pledged Accounts).

      8. Article VIII is hereby amended by inserting the following language at the end of Section 1 thereof:

            "g. If (A) the Company fails to remit timely to the Servicer the Servicing Fees in accordance with Section 2 of Article III and such failure to pay continues for a period of three Business Days and (B) there are insufficient funds in the Reserve Account to cover payment of any Servicing Fees owed and not paid."

      9. Notwithstanding Section 10 of Article X, with respect to Pledged Accounts, this Agreement shall be also for the benefit of the Agent and may be enforced by the Agent. The Servicing Agreement may not be amended, modified or supplemented if such amendment, supplement of modification would change the definition of Company Account with respect to the Pledged Accounts or would be detrimental to the position of the Agent or the Banks without the prior written consent of the Agent.

      10. Subsection (b) of Section 14 of Article X is hereby deleted and the following inserted in lieu thereof: "(b) the Company shall, at the request of the Servicer, execute and deliver or cause to be executed and delivered such further instruments and take or cause to be taken such further actions as Servicer may reasonably deem necessary to carry out the terms and provisions of this Agreement."

      11. This Supplement amends and supplements the Amended and Restated Servicing Agreement and supersedes the Amended and Restated Servicing Agreement solely with respect to the Pledged Accounts and the subject matter hereof. This Supplement is not intended to amend or modify, and shall not be construed to amend or modify in any respect, the servicing by the Servicer pursuant to the Amended and Restated Servicing Agreement of Accounts other than with respect to the Pledged Accounts, and the provisions of the Amended and Restated Servicing Agreement, as such provisions appear in the Amended and Restated Servicing Agreement dated as of December 5, 1994, as amended as of October 1, 1996, June 24, 1997 and July 21, 1997 shall remain in full force and effect (including, except as amended hereby, the Pledged Accounts).

      12. This Supplement shall become effective as of the date hereof.



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      13. Except as the terms and provisions of the Amended and Restated
Servicing Agreement shall have been amended and superseded hereby, the Amended and Restated Servicing Agreement shall remain in full force and effect.

      This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this supplement as of the date first provided above.



                                  OMNI FINANCIAL SERVICES OF AMERICA, INC.

                                  By:
                                     Name:
                                     Title:



                                  NATIONAL AUTO FINANCE COMPANY, INC.

                                  By:
                                     Name:
                                     Title:





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